                                                                 EXHIBIT 10-29

                           PROMISSORY NOTE (SECURED)
                           -------------------------

$5,000,000.00                                                  November 15, 1996

     FOR VALUE RECEIVED, the undersigned, THE BADLANDS GOLF CLUB, INC., a Nevada corporation ("BORROWER"), promises to pay to the order of NATIONSCREDIT COMMERCIAL CORPORATION, a Delaware corporation with a principal place of business at One Canterbury Green, P.O. Box 120013, Stamford, Connecticut 06912-0013 ("Lender"), to the account set forth in SUBSECTION 2.d below or at such other place as Lender may from time to time direct, the principal sum of up to FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00), or so much thereof as may have been advanced pursuant hereto and to the Loan Agreement, on or before the Maturity Date (both as defined below), together with interest thereon, all as hereinafter provided. Interest shall be computed and accrue on the principal amount hereof from time to time outstanding from the date advanced to the date of payment at a rate per annum equal to the Interest Rate (as defined below).

     1. DEFINITIONS. In addition to terms defined elsewhere in this Note, the following terms shall have the following definitions:

        a. "ADVANCE" shall mean an advance by Lender to Borrower in accordance with this Note or the Loan Agreement.

        b. "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or required to be closed in Illinois or Connecticut.


        c. "DEFAULT RATE" shall mean a rate per annum equal to the lesser of (i) five percent (5%) per annum plus the Interest Rate, and (ii) the Maximum Rate.

        d. "DOLLARS" and the symbol "$" shall mean lawful money of the United States of America.

        e. "DSCR" shall mean the debt service coverage ratio as determined by Lender pursuant to the Loan Agreement.

        f. "EVENT OF DEFAULT" shall mean (i) the failure by Borrower to pay any installment of principal or interest under this Note within five (5) days following the due date thereof, (ii) the failure by Borrower to pay all sums owed to Lender under this Note and every Loan Document on or before the Maturity Date, (iii) the occurrence of any Event of Default under the Loan Agreement, the Mortgage or any other Loan Document, or (iv) the occurrence of any Event of Default under any of the documents evidencing or securing the Other Loan.

        g. "EXTENDED TERM" shall have the meaning set forth in SECTION 13 of this Note.

        h. "FIXED RATE" shall mean 10.95% per annum.

        i. "GUARANTOR" shall mean Senior Tour Players Development, Inc.

        j. "INCIPIENT DEFAULT" shall mean any condition which with the giving of notice or passage of time, or both, would constitute an Event of Default.

        k. "INTEREST RATE" shall mean the lesser of (i) the Maximum Rate, and
(ii) the Fixed Rate or the Default Rate, as applicable, from time to time in effect hereunder.

        1. "LOAN" shall mean the loan from Lender to Borrower evidenced by this Note and by the Loan Agreement.

        m. "LOAN AGREEMENT" shall mean that certain Loan Agreement of even date herewith by and between Lender and Borrower which, together with this Note, evidences the Loan.

        n. "LOAN DOCUMENTS" shall have the meaning set forth in the Loan Agreement. Any reference in this Note to any document which is a "Loan Document" shall mean such document as hereafter amended, modified or supplemented.

        o. "LOAN MONTH" shall mean any full calendar month during the term of this Note, with the first Loan Month being December, 1996 and the final Loan Month being November, 2001. The first Loan Month shall be deemed to include the partial month commencing on the date of this Note.

        p. "MATURITY DATE" shall mean the earlier to occur of: (i) December 1, 2001; or (ii) the date on which the entire principal amount evidenced by this Note and all accrued and unpaid interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise in accordance with the terms of this Note or any of the Loan Documents.

        q. "MAXIMUM RATE" shall mean the maximum interest rate allowed by applicable law in effect with respect to the Loan on the date for which a determination of interest accrued hereunder is made and after taking into account all fees, payments and other charges which are, under applicable law, characterized as interest.

        r. "MORTGAGE" shall mean that certain Deed of Trust and Security Agreement of even date herewith from Borrower to First American Title Company of Nevada, Trustee securing the Loan.

        s. "MORTGAGED PROPERTY" shall have the meaning set forth in Article I of the Mortgage.

        t. "NET CASH FLOW PAYMENT" shall mean 100% of the Net Cash Flow (as defined in the Loan Agreement) for the Loan Month in question.

        u. "OTHER LOAN" shall mean the loan by Lender to Borrower in the original maximum principal amount of $6,700,000.00, which loan is evidenced by a promissory note dated December 22, 1995, executed by Borrower in favor of Lender.

        v. "PREPAYMENT FACTOR" shall mean two percent (2%) commencing on the first day of the twenty-fifth (25th) Loan Month through and including the last day of the thirty-sixth (36th) Loan Month; provided, however, that if a prepayment occurs during first twenty-four (24) Loan Months under the circumstances described in SUBSECTION 4.D below, the Prepayment Factor shall be five percent (5%). During the Extended Term, if any, each of the references to "Loan Month" set forth above in this SUBSECTION 1.y, shall automatically be revised to read as follows: "Loan Month of the Extended Term."

        w. "PREPAYMENT FEE" shall mean the product of (i) the outstanding principal balance of this Note at the time of a prepayment (or, under the circumstances described in SECTION 7.1.F(vii) of the Loan Agreement, the amount of insurance proceeds applied by Lender to the outstanding principal balance of this Note), and (ii) the Prepayment Factor then in effect.

        x. "PAR FUNDS" shall have the meaning set forth in the Loan Agreement.

     2. Payment of Interest and Principal.
     -------------------------------------

        a. On the date of this Note, Borrower shall pay to Lender a payment of interest only at the Interest Rate on the principal amount of the Loan commencing on the date of this Note through the last day of the current calendar month.

        b. Commencing on January 1, 1997 and continuing on the first day of each Loan Month thereafter until and including the Maturity Date, Borrower shall pay to Lender the sum of (i) all accrued interest at the Interest Rate on the principal amount hereof then outstanding and (ii) installments of principal for each Loan Month in the amounts set forth on attached hereto, which amounts are calculated to be equal to the amount which would be sufficient to amortize the principal balance of this Note over a twenty (20) year term commencing on the date hereof (or the remainder of said term at the time of each such monthly payment), with interest accruing thereon at ten percent (10%) per annum; provided that on the Maturity Date, the entire unpaid principal balance of this Note and all accrued and unpaid interest shall be due and payable.

        c. In addition to the payments required under SUBSECTIONS 2.a and 2.b above, Lender shall have the right, subject to and in accordance with SECTION 4.1.R of the Loan Agreement, to apply PAR Funds held by Lender to payment of (i) the outstanding principal balance of this Note, or (ii) upon the occurrence of an Event of Default, mounts then due and payable under the Loan Documents in such order and priority as Lender may elect in its sole and absolute discretion. Said mandatory payments made pursuant to SECTION 4,1.R of the Loan Agreement shall not be subject to the Prepayment Fee.

        d. The entire outstanding principal amount of the Loan, and all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date. Borrower acknowledges and agrees that a substantial portion of the principal balance evidenced by this Note will be outstanding and due and payable on the Maturity Date.

        e. All payments hereunder shall be made by wire transfer of immediately available federal funds without set-off or counterclaim and shall be made to the following account of Lender prior to 1:30 p.m., Eastern Standard Time, on the date due:

                  FIRST NATIONAL BANK OF CHICAGO
                  CHICAGO, ILLINOIS
                  ABA #071000013
                  ACCOUNT NUMBER: #52-56933
                  ACCOUNT NAME: NATIONSCREDIT COMMERCIAL CORPORATION
                  REFERENCE: THE BADLANDS GOLF CLUB, INC.

Whenever any payment to be made hereunder shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the calculation of interest on such principal. Any payments received after 1:30 p.m., Eastern Standard Time shall be deemed received on the next Business Day and shall include interest to such next Business Day.

        f. All interest required to be paid by Borrower hereunder shall be calculated on the basis of a year consisting of 360 days and shall be paid in arrears for the actual number of days elapsed, calculated as to each Advance from and including the date the applicable period commences to, but not including, the date such period ends.

        g. If any regular monthly installment of principal and interest shall not be paid at the place required under this Note on or before the fifth (5th) day following the due date thereof, Borrower shall pay to Lender a late charge (the "LATE CHARGE") of five cents ($0.05) for each Dollar so overdue in order to compensate Lender for its frustration in the meeting of its financial and loan commitments and to defray part of Lender's expenses incident to handling such delinquent payments. This charge shall be in addition to any other remedy Lender may have and is in addition to Lender's right to collect reasonable fees and charges of any agents or attorneys which Lender employs in connection with any Event of Default. To the extent that any Late Charge shall constitute interest under applicable law, the amount thereof, together with all other interest hereunder and under the Loan Documents, shall be expressly limited to the Maximum Rate. Nothing herein contained shall be deemed to constitute a waiver or modification of the due date for such installments or any deposits required to be made hereunder or under any of the Loan Documents or the requirement that Borrower make all payments of installments and deposits as and when the same are due and payable. In addition, Borrower shall pay to Lender interest at the Default Rate on (i) any part of any regular monthly installment of principal and interest which is not paid on or before the fifth (5th) day following the due date thereof, and (ii) any other amounts owed to Lender hereunder or under any Loan Document which are not paid on or before the tenth

(10th) day following the due date thereof; such interest at the Default Rate shall be calculated from the date the payment in question became due to the date such payment is made.

        h. Intentionally Deleted.

        i. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to Lender for the use, forbearance, or detention of the money to be loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Loan exceed the Maximum Rate. If from any circumstances whatsoever fulfillment of any provision hereof or any of such other agreements shall cause the amount paid to exceed the Maximum Rate, then IPSO FACTO, the amount paid to Lender shall be reduced to the Maximum Rate; and if from any such circumstances Lender shall ever receive interest which exceeds the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, so that the actual rate of interest on account of such indebtedness does not exceed the Maximum Rate throughout the term thereof; (ii) be characterized as a fee, expense or charge other than interest; and (iii) exclude any voluntary prepayments and the effects thereof. The terms and provisions of this SUBSECTION 2.i shall control and supersede every other provision of all agreements between Lender and Borrower.

        j. Except as otherwise expressly provided in this Note, the Loan Agreement or the Mortgage, each payment received by Lender shall be applied by Lender to amounts outstanding under the Loan Documents in such order and priority as Lender may elect in its sole and absolute discretion; provided, however, that if at the time of any payment there is due and payable any portion of the principal balance of this Note and sums not constituting repayment of principal, then such payment shall first be allocated to sums not constituting repayment of principal (in such order of priority as among the various obligations constituting such sums as Lender may elect in its sole and absolute discretion) before Lender applies such payments to the reduction of the outstanding principal balance of this Note.

     3. ADVANCE. (a) On the date hereof, Lender has advanced to or for the benefit of Borrower the sum of Two Hundred Five Thousand Three Hundred Sixty-three and 92/100 Dollars ($205,363.92) and Borrower hereby acknowledges its receipt of said funds.

        (b) So long as no Event of Default or Incipient Default exists, Lender shall, on the terms and conditions set forth in the Loan Agreement, make construction advances to or for the benefit of Borrower of up to $3,794,636.08.

        (c) So long as no Event of Default or Incipient Default exists, and subject to the terms and conditions set forth in the Loan Agreement, Lender shall make earnout advances to or for the benefit of Borrower of up to $1,000,000.00.

     4. PREPAYMENT. The Loan may not be prepaid, in whole or in part, at any time during the term hereof, except as expressly set forth below.

        a. Prepayment in full of the Loan is permitted at any time on or after the first day of the twenty-fifth (25th) Loan Month and prior to the Maturity Date; provided, however, that upon any such prepayment in full which is made on or before the last day of the thirty-sixth (36th) Loan Month, Borrower shall also pay Lender the Prepayment Fee. The Prepayment Fee is consideration for the privilege of making such prepayment, and shall be paid to Lender simultaneously with the making of the prepayment. The Prepayment Fee shall not apply to prepayment in part or in full made pursuant to SECTION 2,5 of the Mortgage or
SECTION 7,1,D of the Loan Agreement. Any such prepayment permitted hereunder and made by Borrower shall be applied to the repayment of the Loan in accordance with SUBSECTION 2.j of this Note; provided however, that any sums applied to the principal balance of this Note shall be so applied in the inverse order of maturity.

        b. Borrower shall give Lender thirty (30) days prior written notice of a proposed prepayment, which notice shall be irrevocable. Borrower's failure to make a prepayment in full in accordance with such a written notice from Borrower to Lender shall constitute an Event of Default.

        c. Any tender of payment by Borrower or any other party, except as expressly set forth in this SECTION 4, shall constitute a prohibited prepayment hereunder.

        d. If an Event of Default shall occur, whether or not the maturity of this Note has been accelerated, then a tender of payment by Borrower, or by any entity on behalf of Borrower, of the amount necessary to satisfy all sums due under this Note and the Loan Documents (including, without limitation, any sums due on any judgment rendered in any action) made at a time prior to, during or after a judicial foreclosure or a sale pursuant to the exercise of a power of sale of the property subject to the Loan Documents, must, to the extent permitted by law and subject to the provisions of SUBSECTION 2.i of this Note, be accompanied by the Prepayment Fee, if the Prepayment Fee would otherwise be applicable at the time of said Event of Default. Borrower acknowledges that Lender has relied upon the anticipated investment return under this Note in entering into this transaction and in making commitments to third parties.

        e. Borrower acknowledges that the Prepayment Fee represents a reasonable estimate of a fair and equitable compensation for the loss that may be sustained by Lender due to the prepayment of the principal sum evidenced by this Note. The Prepayment Fee shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under the Loan Documents. Nothing herein contained shall constitute an agreement on the part of Lender to accept any prepayment, other than as expressly provided in SUBSECTION 4.a above.

     5. DEFAULT. Upon the occurrence of any Event of Default, the principal amount of the Loan, together with all accrued interest thereon and all amounts due and payable hereunder (including the Prepayment Fee, if applicable) shall immediately become due and payable on demand. If this Note, or any part hereof, is not paid when due, whether by acceleration or otherwise, Borrower promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and disbursements, incurred by the holder hereof on account of such collection, whether or not suit is filed hereon. Additionally, after the Maturity Date, the Interest Rate shall without notice immediately become the Default Rate.

     6. NOTICES. All notices, demands and requests required or desired to be given hereunder shall be in writing and shall be delivered in person, by United States registered or certified mail, return receipt requested, postage prepaid, or by overnight courier addressed as follows:

                  To Borrower:

                  The Badlands Golf Club, Inc.
                  c/o Senior Tour Players Development, Inc.
                  266 Beacon Street
                  Boston, Massachusetts 02116
                           Attn: Stanton V. Abrams, President

                  with a copy to:

                  Davis, Malm & D'Agostine, P.C.
                  One Boston Place
                  Boston, Massachusetts 02108
                           Attn: Alan L. Stanzler, Esq.

                  To Lender:

                           NationsCredit Commercial Corporation
                           One Canterbury Green
                           P.O. Box 120013
                           Stamford, Connecticut 06912-0013
                                    Attn: Vice President, Commercial Real Estate

                  with a copy to:

                           NationsCredit Commercial Corporation
                           One Canterbury Green
                           P.O. Box 120013
                           Stamford, Connecticut 06912-0013
                                    Attn: General Counsel
or at such other addresses or to the attention of such other persons as may from time to time be designated by the party to be addressed by written notice to the other in the manner herein provided. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder when received or when delivery is refused or when the same are returned to sender for failure to be called for.

     7. GOVERNING LAW. In all respects, including, without limitation, matters of construction and performance of this Note and the obligations arising hereunder, this Note shall be governed by, and construed in accordance with, the internal laws of the State of Connecticut applicable to contracts and obligations made in such state and any applicable laws of the United States of America.

     8. WAIVER. Borrower hereby (a) waives demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest and all other notice (except notice specifically provided for herein or in the Loan Documents), filing of suit and diligence in collecting this Note or enforcing any of the security for this Note, (b) agrees to any substitution, exchange or release of any party primarily or secondarily liable hereon, (c) agrees that Lender or any other holder hereof shall not be required first to institute suit or exhaust its remedies hereon or to enforce its rights under any Loan Document in order to enforce payment of this Note, (d) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to Borrower, and
(e) agrees that the failure to exercise any option or election herein provided upon the occurrence of any default in respect hereto shall not be construed as a waiver of the right to exercise such option or election at any later date or upon the occurrence of a subsequent default in respect hereto.

     9. BUSINESS PURPOSE. Borrower represents and warrants that the proceeds of this Note will be used for business purposes and not for personal, family or household purposes.

     10. SEVERABILITY. If any provision of this Note or any payments pursuant to this Note shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by applicable law.

     11. MISCELLANEOUS.

         a. BORROWER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER, AND BORROWER ACKNOWLEDGES THAT LENDER HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT

LEGAL COUNSEL, SELECTED BY BORROWER, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         b. Borrower hereby submits to personal jurisdiction in the State of Connecticut for the enforcement of the provisions of this Note and irrevocably waives any and all rights to object to such to such jurisdiction for the purposes of litigation to enforce any provision of this Note. Borrower hereby consents to the jurisdiction of and agrees that any action, suit or proceeding to enforce this Note may be brought in any state or federal court in the State of Connecticut. Borrower hereby irrevocably waives any objection which Borrower may have to the laying of the venue of any such action, suit, or proceeding in any such court and hereby further irrevocably waives any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Borrower hereby appoints the Secretary of the State of Connecticut as its agent for service of process. Borrower hereby consents that service of process in any action, suit or proceeding may be made by service upon the aforesaid agent for service of process, by personal service upon Borrower, or by delivery in accordance with the notice requirements of SECTION 8 of this Note or in such other manner permitted by law.

         c. TO INDUCE LENDER TO ENTER INTO THE COMMERCIAL LOAN TRANSACTION EVIDENCED BY THIS NOTE AND THE LOAN AGREEMENT AND SECURED BY THE OTHER LOAN DOCUMENTS, BORROWER AGREES THAT THE SAID TRANSACTION IS COMMERCIAL AND NOT A CONSUMER TRANSACTION AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, WAIVES ANY RIGHT TO NOTICE OF AND HEARING OF THE RIGHT OF LENDER UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, REVISION OF 1958, AS AMENDED, OR OTHER STATUTE OR STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZES LENDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

         d. This Note shall be binding upon Borrower and its representatives, successors and assigns.

         e. This Note may not be changed orally, but only by an agreement in writing signed by Borrower and Lender.

         f. The headings used in this Note are for ease of reference only and shall not be used to construe or interpret this Note.

         g. Borrower agrees that the terms and conditions of this Note are the result of negotiations between Borrower and Lender and that this Note shall not be construed in favor of or against any party by reason of the extent to which any party or its professionals participated in the preparation of this Note.

         12. LIMITATION ON LIABILITY. The personal liability of Borrower under this Note shall be limited in the manner and to the extent expressly set forth in SECTION 9.19 of the Loan Agreement, which SECTION 9.19 is hereby incorporated by this reference.

         13. EXTENSION OPTION. Provided that Borrower complies with all of the terms and conditions of Section 5.4 of the Loan Agreement, then Borrower may, upon the delivery of at least ninety (90) days' prior written notice to Lender, elect to extend the term of this Note for one (1) additional term of five (5) years (the "EXTENDED TERRA") on the terms set forth in Section 5.4 of the Loan Agreement. Borrower acknowledges and agrees that the Prepayment Fee shall apply during the Extended Term pursuant to and in accordance with the terms and provisions of this Note. Borrower agrees to execute any additional documentation required by Lender in connection with any Extended Term.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized representative as of the date and year first above written.

                                        THE BADLANDS GOLF CLUB, INC., a Nevada
                                        corporation,



                                        By: /s/ Stanton V. Abrams
                                           -----------------------------
                                                Stanton V. Abrams
                                                President

                                        Borrower's Taxpayer Identification
                                        Number: 04-3295344


STATE OF  Massachusetts           S
        ---------------           S

COUNTY OF Suffolk                 S
         ---------------          S


     On this, the 15th day of November, 1996, before me, the undersigned officer, personally appeared Stanton V. Abrams, who acknowledged himself to be the President of THE BADLANDS GOLF CLUB, INC., a Nevada corporation, and that he, as such President, being authorized so to do, executed the foregoing Promissory Note for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.






                                         /s/ Robert E. Richards, Jr.
                                        -------------------------------------
                                        Notary Public
                                                       ROBERT E. RICHARDS, JR.
                                                            NOTARY PUBLIC
                                                      MY COMMISSION EXPIRES
                                                          SEPT. 30, 1999



                              EXHIBIT A
                              ---------

                     BADLANDS GOLF COURSE-PHASE II

                         AMORTIZATION SCHEDULE

               Loan Balance                     Loan Balance
Month              BOM          Principal           EOM
------------------------------------------------------------
   0
   I            5,000,000         6,584          4,993,416
   2            4,993,416         6,639          4,986,776
   3            4,986,776         6,695          4,980,082
   4            4,980,082         6,750          4,973,331
   5            4,973,331         6,807          4,966,525
   6            4,966,525         6,863          4,959,661
   7            4,959,661         6,921          4,952,741
   8            4,952,741         6,978          4,945,762
   9            4,945,762         7,036          4,938,726
  10            4,938,726         7 095          4,931,631
  11            4,931,631         7,154          4,924,477
  12            4,924,477         7,214          4,917,263
  13            4,917,263         7,274          4,909,989
  14            4,909,989         7,335          4,902,655
  15            4,902,655         7,396          4,895,259
  16            4,895,259         7,457          4,887,802
  17            4,887,802         7,519          4,880,282
  18            4,880,282         7,582          4,872,700
  19            4,872,700         7,645          4,865,055
  20            4,865,055         7,709          4,857,346
  21            4,857,346         7,773          4,849,573
  22            4,849,573         7,838          4,841,735
  23            4,841,735         7,903          4,833,832
  24            4,833,832         7,969          4,825,863
  25            4,825,863         8,036          4,817,827
  26            4,817,827         8,103          4,809,724
  27            4,809,724         8,170          4,801,554
  28            4,801,554         8,238          4,793,316
  29            4,793,316         8,307          4,785,009
  30            4,785,009         8,376          4,776,633
  31            4,776,633         8,446          4,768,188
  32            4,768,188         8,516          4,759,671
  33            4,759,671         8,587          4,751,084
  34            4,751,084         8,659          4,742,426
  35            4,742,426         8,731          4,733,695
  36            4,733,695         8,804          4,724,891
  37            4,724,891         8,877          4,716,014
  38            4,716,014         8,951          4,707,063
  39            4,707,063         9,026          4,698,038
  40            4,698,038         9,101          4,688,937
  41            4,688,937         9,177          4,679,760
  42            4,679,760         9,253          4,670,507
  43            4,670,507         9,330          4,661,177
  44            4,661,177         9,408          4,651,769
  45            4,651,769         9,486          4,642,283
  46            4,642,283         9,565          4,632,717
  47            4,632,717         9,645          4,623,072
  48            4,623,072         9,725          4,613,347




                    BADLANDS GOLF COURSE-PHASE II

                       AMORTIZATION SCHEDULE
               Loan Balance                     Loan Balance
Month              BOM          Principal            EOM
------------------------------------------------------------
  49            4,613,347         9,807          4,603,540
  50            4,603,540         9,888          4,593,652
  51            4,593,652         9,971          4,583,681
  52            4,583,681        10,054          4,573,628
  53            4,573,628        10,138          4,563,490
  54            4,563,490        10,222          4,553,268
  55            4,553,268        10,307          4,542,961
  56            4,542,961        10,393          4,532,568
  57            4,532,568        10,480          4,522,088
  58            4,522,088        10,567          4,511,521
  59            4,511,521        10,655          4,500,866
  60            4,500,866        10,744          4,490,122
